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                                                                 Exhibit 99.B(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 13, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Reports to Shareholders of Laudus Rosenberg VIT Value Long/Short Equity Fund (formerly AXA Rosenberg VIT Value Long/Short Equity Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements", and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
April 27, 2004